SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                                 CURRENT REPORT
                             PURSUANT TO SECTION 13 OR 15(D)OF
                            THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported)                  April 15, 1999
                                                 -----------------




                           DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




         DELAWARE                       1-14787               38-3430473
----------------------------   ------------------------   ------------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
 of incorporation)                                        Identification No.)




     5725 Delphi Drive, Troy, Michigan                              48098
--------------------------------------------                      ----------
  (Address of principal executive offices)                        (Zip Code)







Registrant's telephone number, including area code           (248)-813-2000
                                                           ------------------

ITEM 5. OTHER EVENTS

      Delphi Automotive Systems Corporation (Delphi) today released first quarter financial information containing highlighted financial data for the three months ended March 31, 1999. The content of the news release was as follows:


DELPHI AUTOMOTIVE SYSTEMS REPORTS 12 PERCENT
PRO FORMA INCREASE IN QUARTERLY EARNINGS

Today Announces Significant Gas Direct Injection Sales Contract

      Troy, MICH. - A strong North American market coupled with aggressive cost-reduction more than offset the impact of the economic downturn in South America as Delphi Automotive Systems Corporation (NYSE:DPH) today reported net income for the first three months of 1999 grew to $284 million.
      Historical net income for the first quarter of 1998, as measured under generally accepted accounting principles (GAAP), was $236 million. However, the $236 million does not reflect the impact of the terms of the separation agreement between Delphi and General Motors Corporation (GM). After including the effect of the separation agreement, pro forma first quarter 1998 net income was $254 million. Thus, on a comparable basis, Delphi's first quarter 1999 net income of $284 million reflects a 12 percent increase over the 1998 level of $254 million.
      Earnings per share calculations are complicated by the changes in shares outstanding related to the steps involved in full separation from GM. Currently, Delphi has 565 million shares outstanding, reflecting 100 million shares issued in an initial public offering in February 1999, and 465 million shares owned by GM. Management considers 565 million shares to be the most widely used figure for analyzing Delphi's earnings per share.* Based on 565 million shares outstanding, 1999 earnings of $284 million and pro-forma 1998 earnings of $254 million, earnings per share were $0.50 for 1999, and $0.45 for 1998, an improvement of $0.05 over the same period in 1998.




*Under GAAP, the shares issued in connection with the initial public offering of Delphi common stock would be excluded from 1998 and fractionally included in 1999, resulting in the use of 465 million shares in 1998 (EPS $0.51) and 521 million shares in 1999 (EPS $0.55).

      "Our first-quarter results reflect continued progress toward realization of our near-term and long-term business strategies," said J.T. Battenberg III, Delphi's chairman, chief executive officer and president.
      "Delphi continues to take cost out of operations through reductions in material and manufacturing costs, and re-alignment of the product portfolio. We expect further margin enhancement over the long term as we continue to improve operations while realizing the benefits of expanded sales to global vehicle manufacturers as a result of the separation from GM. Our objectives remain 5 percent net income margin, 10 percent annual non-GM sales growth and 12.5 percent RONA (Return on Net Assets)," said Battenberg.

Sales
      Consolidated net sales were $7.5 billion for the first three months of 1999 compared to $7.6 billion for the first three months of 1998. This reflects growth in sales revenue from ongoing operations and strong North American sales, offset by the impact of businesses divested in late 1998 and a decline in South American sales. Non-GM sales for the first three months of 1999 were up 12 percent - after adjusting to eliminate the 1998 sales of Delphi's seating, lighting, coil spring, and several smaller businesses, which were divested in 1998.
      "South America has been severely impacted by the crisis in Asia and Russia as well as the devaluation of the Brazilian Real," said Volker Barth, president of Delphi South America. "1999 volume projections are forecast to come in below 1998 levels, effecting sales and profitability, primarily as a result of Brazil's maxi-devaluation. However, Delphi remains committed to the region and our customer base. We believe the long-term fundamentals have not changed. Mercosur remains a market of significant growth potential," said Barth.

Growth -- New Gas Direct Injection Contract Announced
      Announced today: Delphi won an order in March valued at over $100 million average annual revenue, to develop and supply a direct injection gasoline engine management system for a future GM vehicle program. During the quarter, Delphi's Dynamics & Propulsion sector earned new contracts from GM that total approximately $650 million in average annual revenue. "These contracts demonstrate our largest customer's confidence in our ability to innovate and provide product differentiation and new customer value," said Battenberg.

      Battenberg also noted that Delphi continues to receive greater numbers of bid opportunities, which he said is indicative of non-GM customer acceptance of products and technology from an independent Delphi. "Business bookings for the quarter reflect our strong business retention and growth efforts with GM and other customers," said Battenberg.
      Delphi's future business continued to grow during the quarter, with significant contracts awarded by the following European and Asian vehicle manufacturers: Volkswagen, Renault, Peugeot, BMW Rover, Volvo, Daewoo, Isuzu, and Honda. Program timing and contract details were not disclosed at the request of the customers.
      "Based on new business won this quarter, we remain confident in our forward revenue plans," said Battenberg.

Cost Reduction Initiatives
      First-quarter cost reductions reflected the benefit of the previously announced seating, lighting, and coil spring divestitures, and infrastructure improvements. Ongoing material and manufacturing cost reduction initiatives more than offset the impact of a significant market downturn in South America. Further, Delphi benefited during the first quarter from previously implemented workforce and infrastructure reductions in South America consistent with declining volumes.

Balance Sheet/Cash Flow
      Delphi's balance sheet at the end of the quarter reflected a cash balance of $1.1 billion, and debt and equity balances of $1.9 billion and $3.4 billion, respectively. "Significant improvement in liquidity allows continuing pursuit of our objectives for pension funding, while preserving flexibility for strategic growth initiatives," said Alan Dawes, Delphi's chief financial officer.

Bond Issue
      Later today, Delphi's investment banks will announce details of a term-debt offering, which will replace existing short-term bank facilities with longer term financing.

Portfolio Restructuring
      In the first quarter, Delphi continued its process of portfolio restructuring aimed at improving margins, diversifying the customer base, and making investments in advanced technologies.
      "We continue to establish strategic partnerships and complete acquisitions with the goal of accessing new technology and technical capability, expanding customer relationships, and enhancing our global footprint. Our first quarter activities demonstrate our focused and aggressive portfolio improvement strategies," said Battenberg.
      Delphi expects international expansion to be a key driver of future growth. During the quarter, Delphi announced the opening of a wholly owned wiring harness facility in Morocco, in addition to a new facility to supply HVAC and chassis customers in India. In March, Delphi announced a strategic partnership with Gabriel de Mexico S.A. de C.V. to supply automotive damper and suspension modules to both vehicle manufacturers and the aftermarket in Mexico, which illustrates Delphi's commitment to footprint alignment, portfolio and market channel expansion.
      Seeking to enhance its position as a technology leader, Delphi announced plans to invest approximately $63 million in its Kokomo, Ind., operations to introduce the latest technology in custom automotive integrated circuits. Further, Delphi announced plans to make a significant investment in its Sandusky, Ohio facility to produce advanced wheel spindle bearings using lean manufacturing concepts.
      Delphi and CD Radio announced an agreement to design and market an original equipment three-band audio system capable of processing digital satellite signals.
      Delphi broadened its position as truck equipment technology leader, announcing a strategic alliance with Allied Signal to develop and manufacture next generation ABS braking systems for the heavy duty truck market.

      Finally, in response to the economic crisis in South America, Delphi has re-sized the Delphi South America organization and has idled or sold selected manufacturing facilities in the region.

Sector Financial Results ($ millions)

                                                                  Q1 1998
                                                                (Pro-Forma
                                                 Q1 1999          Basis)
                      Q1 1999      Q1 1998      Operating       Operating
Sector                 Sales        Sales        Income           Income
------                -------      -------      ---------       ----------


Electronics &
Mobile
Communication        $ 1,353       $ 1,283        $ 158           $ 129


Safety, Thermal &
Electrical
Architecture           2,713         3,090          216             211

Dynamics &
Propulsion             3,534          3,366          124              97

Other*                  (131)          (116)         (41)            (75)
                        ----           ----          ---             ---


Total                 $ 7,469       $ 7,623        $ 457           $ 362
                      =======       =======        =====           =====

*Corporate and intra-company items

Full Separation
      General Motors Board of Directors on Monday, April 12 approved the complete separation of Delphi from GM by means of a tax-free spin-off.
      "With regard to stockholder initiatives, GM's decision to complete full divestiture of its ownership stake in Delphi in the second quarter allows us to begin immediately to execute a business strategy aimed at maximizing shareholder value," said Battenberg.
      "Complete separation from GM will help Delphi attract non-GM sales growth, strengthen our ability to partner and acquire strategic businesses, and continue to improve relations with our approximately 198,000 worldwide employees," said Battenberg.
      Delphi Automotive Systems (NYSE: DPH), with headquarters in Troy, Mich., USA, is a world leader in automotive component and systems technology. Delphi's 3 business sectors -- Dynamics and Propulsion; Safety, Thermal and Electrical Architecture; and Electronics and Mobile Communications -- provide comprehensive product solutions to complex customer needs. Delphi has approximately 198,000 employees and operates 168 wholly owned manufacturing sites, 40 joint ventures and 27 technical centers in 36 countries. Regional headquarters are located in Paris, Tokyo and Sao Paulo. Delphi can be found on the Internet at http://www.delphiauto.com.

Forward Looking Statements

Delphi is subject to a number of factors that could cause actual results to differ from those anticipated in forward looking statements. All statements contained in this press release that are forward looking statements (including the possible benefits that could be achieved from a complete separation from General Motors) which, in certain instances, are identified by the words
"expect", "anticipate", "estimate", "project" and similar expressions, are subject to numerous risks and uncertainties, many of which are outside Delphi's control. Accordingly, actual results may differ materially from those suggested in these forward looking statements. Further information concerning such risks and uncertainties is contained in Delphi's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December, 31, 1998.


HIGHLIGHTS ATTACHED

Highlights-Three months ended March 31, 1999 vs. pro forma three months ended March 31, 1998 comparison

                                                        Three Months Ended
                                                            March 31,
                                                        1999        1998(1)
                                                        ----        -------
                                                      (in millions, except
                                                        per share amounts)
Net sales:
   General Motors and affiliates                      $ 5,853       $ 6,105
   Other customers                                      1,616         1,518
                                                      -------       -------
     Total net sales                                    7,469         7,623
Less operating expenses:
   Cost of sales, excluding items listed below          6,391         6,727
   Selling, general and administrative                    384           334
   Depreciation and amortization                          237           200
                                                      -------       -------
Operating income                                          457           362
Less interest expense                                      24            64
Other income, net                                          25            79
                                                      -------       -------
Income before income taxes                                458           377
Income tax expense                                        174           123
                                                      -------       -------
Net income                                            $   284       $   254
                                                      =======       =======

Gross margin                                             14.4%         11.8%
Operating income margin                                   6.1%          4.7%
Net income margin                                         3.8%          3.3%

     Basic and diluted earnings per
      share-actual (2)                                $ 0.55           N/A
                                                      ======

     Basic and diluted earnings per
      share-pro forma (3)                             $ 0.50         $ 0.45
                                                      ======         ======

(1) Results of operations for the three months ended March 31, 1998 have been adjusted to reflect the impact of the terms of our separation from GM.
     Overall the adjusted results reflect the net effect of lower employee benefit costs and higher other costs associated with operating Delphi as a stand-alone company. See the Reconciliation of actual to pro forma results for additional information.

(2) Actual earnings per share are calculated using the weighted average shares outstanding during the period, resulting in 521 million shares outstanding during the three months ended March 31, 1999.

(3) Pro forma earnings per share are presented as if the initial public stock offering of 100 million shares took place on January 1, 1998, resulting in 565 million shares outstanding during both periods presented.

Highlights-
Three months ended March 31, 1998-Reconciliation of actual to pro forma results

                                               Three Months Ended March 31, 1998
                                                Actual   Adjustments   Pro Forma
                                                ------   -----------   ---------
                                                 (in millions, except per share
                                                            amounts)

Net sales:
   General Motors and affiliates                $ 6,105                $ 6,105
   Other customers                                1,518                  1,518
                                                -------                -------
     Total net sales                              7,623                  7,623

Less operating expenses:
   Cost of sales, excluding items listed below    6,789    $  (62) (1)   6,727
   Selling, general and administrative              300        34  (1)     334
   Depreciation and amortization                    200                    200
                                                -------    -------     -------
Operating income                                    334        28          362
Less Interest expense                                64                     64
Other income, net                                    79                     79
                                                -------    -------     -------
Income before income taxes                          349        28          377
Income tax expense                                  113        10  (2)     123
                                                -------    -------     -------
Net income                                      $   236    $   18      $   254
                                                =======    =======     =======


   Basic and diluted earnings per share with
     465 million shares outstanding             $ 0.51                  N/A
                                                ======

   Basic and diluted earnings per share with
     565 million shares outstanding               N/A                   $ 0.45
                                                                        ======

(1) The pro forma effect of lower employee benefit costs, due to GM's retention of certain retiree benefit obligations, favorably impacts both cost of sales and selling, general and administrative expenses. Selling, general and administrative expenses are also unfavorably impacted by the estimated incremental costs associated with operating Delphi as an independent company.

(2) Income taxes were determined in accordance with SFAS. No. 109, "Accounting for Income Taxes." For purposes of this pro forma presentation only, adjustments necessary to record the income tax effect of the pro forma adjustments assume a combined federal and state income tax rate of 38%.

Highlights-Liquidity and capital resources
(dollars in millions)

BALANCE SHEET DATA:

                                         March 31,   December 31,   December 31,
                                           1999          1998           1998
                                           GAAP          GAAP        Pro forma
                                         ---------   ------------   ------------

   Cash and marketable securities         $ 1,134     $  1,000       $  2,062

   Debt                                     1,886        3,500          3,500
                                          -------     ---------      --------

     Net Liquidity                        $  (752)    $ (2,500)      $ (1,438)
                                          ========    =========      =========

   Pension obligations                    $ 2,208     $  2,180       $  2,180

   Total stockholders' equity             $ 3,351     $      9       $  3,171



RECONCILIATION OF NET LIQUIDITY:

GAAP net liquidity at December 31, 1998                $(2,500)

   Settlement of accounts receivable from GM            (1,600)

   Extension of payment terms for accounts
     receivable from GM                                 (2,100)

   Settlement of note payable to GM                      3,141

   Initial public offering proceeds                      1,621
                                                         -----

Pro forma net liquidity at December 31, 1998            (1,438)

   Net income                                $284
   Depreciation and amortization              237
   Capital expenditures                      (235)
   Other, net                                 343
                                             ----

Adjusted operating cash flow less capital
expenditures                                               629

Other investing activities                                  57
                                                       -------
GAAP net liquidity at March 31, 1999                   $  (752)
                                                       ========

                                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                 -------------------------------------
                                  (Registrant)
Date:     April 16, 1999
        -----------------
                                            By
                                            /s/Paul R. Free
                                            -------------------------------
                                            (Paul R. Free, Chief Accounting
                                             Officer and Controller)